Exhibit 99.3

Designated Filer: Warburg Pincus Private Equity IX, L.P.

Issuer & Ticker Symbol: Laredo Petroleum Holdings, Inc. [LPI]

Date of Event Requiring Statement: November 25, 2013

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Steven G. Glenn		Date:	November 26, 2013
	Name:	Steven G. Glenn
	Title:	Attorney-in-Fact*

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Steven G. Glenn		Date:	November 26, 2013
Name: Steven G. Glenn
Title: Attorney-in-Fact*

WARBURG PINCUS LLC

By:	/s/ Steven G. Glenn		Date:	November 26, 2013
Name: Steven G. Glenn
Title: Managing Director

WARBURG PINCUS & CO.

By:	/s/ Steven G. Glenn		Date:	November 26, 2013
Name: Steven G. Glenn
Title: Attorney-in-Fact*

CHARLES R. KAYE

By:	/s/ Steven G. Glenn		Date:	November 26, 2013

By: Steven G. Glenn, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Steven G. Glenn		Date:	November 26, 2013

By: Steven G. Glenn, Attorney-in-Fact*

*The Power of Attorney given by each of Warburg Pincus & Co., Mr. Kaye and Mr. Landy is filed as Exhibit 24.0 hereto.